UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2023

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2023, Jennifer Dulski notified the Secretary of WW International, Inc. (the “Company”) of her resignation as a director of the Company, effective as of 11:59 p.m. on August 4, 2023. Her decision was not the result of any disagreement with the Company or the Board of Directors of the Company (the “Board”). In order to fill the vacancy created by Ms. Dulski’s resignation, on July 31, 2023, the Board unanimously elected William H. Shrank, M.D., as a Class I director of the Company, effective as of 12:00 a.m. on August 5, 2023. Dr. Shrank’s term as a Class I director will expire at the Company’s 2026 annual meeting of shareholders, subject to his election by the Company’s shareholders at the Company’s 2024 annual meeting of shareholders as required under the laws of the Commonwealth of Virginia.

There were no arrangements or understandings pursuant to which Dr. Shrank was elected as a director, and there are no related party transactions between the Company and Dr. Shrank reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Dr. Shrank qualifies as an “independent director” under Nasdaq listing standards.

Dr. Shrank will receive the Company’s standard compensation provided to all the Company’s non-employee directors for service on the Board (currently $225,000 per annum, payable quarterly, 40% in cash and 60% in fully vested common stock of the Company, no par value per share (the “Common Stock”)). Such amounts shall be prorated with respect to fiscal 2023 based on Dr. Shrank’s time of service on the Board during the year. All shares of Common Stock granted to a director are subject to transfer restrictions such that the shares cannot be sold or transferred until the earlier of (i) the director no longer serving on the Board or (ii) following the proposed sale or transfer of any such shares, the applicable director continuing to hold shares of Common Stock with a value of at least $450,000 in the aggregate, such value based on the closing price of the Common Stock on the date of such director’s request for permission to consummate such sale or transfer pursuant to the Company’s Amended and Restated Securities Trading Policy, and any successor policy thereof.

Item 7.01.	Regulation FD Disclosure.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the Company’s press release announcing Dr. Shrank’s election to the Board has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press release dated August 3, 2023.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: August 3, 2023	By:	/s/ Heather Stark
	Name:	Heather Stark
	Title:	Chief Financial Officer